Exhibit 99.1

CIRCOR INTERNATIONAL, INC. — 25 CORPORATE DRIVE, SUITE 130 — BURLINGTON, MA 01803 — 781-270-1200 — WWW.CIRCOR.COM

Press Release

CIRCOR Reports Second-Quarter Results

•	EPS of $0.45 Exceeds Guidance Range
•	Revenue of $164.5 Million In-Line with Guidance at Low End of Range
•	Orders Up Sequentially in Both Segments Due to Longer-Term Projects
•	Obtains New $190 Million Unsecured Revolving Credit Facility

Burlington, MA – July 29, 2009 – CIRCOR International, Inc. (NYSE: CIR), a provider of valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets, today announced financial results for the second quarter ended June 28, 2009.

Comments on the Second Quarter

According to Chairman and Chief Executive Officer Bill Higgins, “In an environment that continues to be challenging, we reported earnings stronger than our guidance range despite recording sales at the low end. This was due primarily to favorable margins in the Instrumentation and Thermal Fluid Controls Products segment as well as lower asbestos charges than we had included in our guidance range.”

“Company-wide bookings were down 14% year-over-year due to the ongoing severe global recession. One bright spot was a sequential increase in bookings for longer-term Middle East energy projects and military aerospace business. However, North American short-cycle energy markets are still down, driven by a significant reduction in rig counts. Many of our other diverse flow markets saw continued weakness, although the rate of decline did show signs of slowing. Operationally we continued to advance our quality of earnings initiatives by right-sizing our business. CIRCOR’s total workforce is down approximately 16% globally, exclusive of acquisitions. To better position ourselves for the future, we are continuing to invest in lean initiatives and low-cost global sourcing.”

Consolidated Results

Revenues for the second quarter of 2009 were $164.5 million, a 20.4% decrease from $206.6 million generated in the second quarter of 2008. Net income for the second quarter of 2009 decreased 58.0% to $7.7 million, or $0.45 per diluted share, compared with $18.4 million, or $1.08 per diluted share, for the second quarter of 2008. Second-quarter 2009 net income includes $3.4 million in pre-tax asbestos charges compared with $2.0 million in the second quarter of 2008.

For the six months ended June 28, 2009, revenues were $340.2 million, a decrease of 11.2% from $383.2 million for the comparable period in 2008. Net income for the first half of 2009 was $18.2 million, or $1.07 per diluted share, a decrease of 41.9% from $31.3 million, or $1.85 per diluted share, from the first half of 2008. Net income for the first six months of 2009

CIRCOR INTERNATIONAL, INC. — 25 CORPORATE DRIVE, SUITE 130 — BURLINGTON, MA 01803 — 781-270-1200 — WWW.CIRCOR.COM

Press Release

includes $11.7 million in pre-tax asbestos charges compared with $3.1 million in the year-ago period. Net income for the first six months of 2009 also includes a pre-tax gain of $1.1 million related to proceeds from the sale of land use rights, recorded as special charges. Net income for the first six months of 2008 includes $0.2 million in special charges. On an adjusted basis, net income, excluding the after-tax impact of the $1.1 million gain, for the first six months of 2009 would have been $17.4 million, or $1.02 per diluted share. Adjusted net income for the first six months of 2008, excluding special charges, was $31.4 million, or $1.85 per diluted share.

The Company received orders totaling $169.4 million during the second quarter of 2009, a decrease of 14% compared with the second quarter of 2008 and a 39% sequential increase compared with the first quarter of 2009.

For the first six months of 2009, orders totaled $291.2 million with a second-quarter 2009 ending backlog of $300.4 million. This compares to 2008 orders for the first six months of $434.9 million and a second quarter 2008 ending backlog of $446.0 million, representing year-over-year decreases of 33%.

During the second quarter of 2009, the Company generated $17.9 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid), and, for the first six months of 2009, the Company had free cash flow of $10.0 million. This compares to $26.2 million of free cash flow generated in the first six months of 2008.

Instrumentation and Thermal Fluid Controls Products

CIRCOR’s Instrumentation and Thermal Fluid Controls Products segment revenues decreased 11.3% to $87.7 million from $98.9 million in the second quarter of 2008. Growth from acquisitions of 4.6% was more than offset by volume declines of 9.8% and lower foreign exchange rates compared to the U.S. dollar of 6.0%. Incoming orders for this segment were $96.5 million for the second quarter of 2009, a decrease of 5% from $101.0 million in the second quarter of 2008. Sequentially, this segment’s orders increased 27% and ending backlog increased 5% to $178.8 million. The sequential increase in bookings in this segment related primarily to a multi-year military landing gear order expected to be shipped beginning in 2011.

This segment’s adjusted operating margin, which excludes the impact of special and asbestos charges, for the second quarter of 2009 was 11.8% compared with 12.6% in the second quarter of 2008, and 12.9% in the first quarter of 2009. The year-over-year and sequential decreases were due to lower sales volume, partially offset by favorable mix, material costs and lower labor expenses.

CIRCOR INTERNATIONAL, INC. — 25 CORPORATE DRIVE, SUITE 130 — BURLINGTON, MA 01803 — 781-270-1200 — WWW.CIRCOR.COM

Press Release

Energy Products

CIRCOR’s Energy Products segment revenues decreased by 29% to $76.8 million for the quarter ended June 28, 2009 compared with $107.7 million in the quarter ended June 29, 2008. The year-over-year decrease included volume declines of 22.2% and adverse foreign currency adjustments of 6.5%.

Incoming orders for the second quarter of 2009 were $72.9 million, a decrease of 25% from $96.9 million in the second quarter of 2008, but an increase of 59% from $45.8 million in the first quarter of 2009. The sequential increase was the result of large Middle East project orders scheduled to ship in 2010. Ending backlog totaled $121.5 million, a 57% decrease compared with $281.7 million at the end of the second quarter of 2008, and a 5% decrease sequentially.

The Energy Products segment adjusted operating margin was 12.3% during the second quarter of 2009 compared with 20.4% for the second quarter of 2008 and 18.1% for the first quarter of 2009. The year-over-year decrease was primarily the result of lower volume and unfavorable pricing and product mix partially offset by lower labor expenses.

Business and Financial Outlook

“We believe that many of our end markets will continue to be affected by the global recession throughout the remainder of 2009,” said Higgins. CIRCOR is providing its outlook for the third quarter of 2009, which is typically seasonally slow. The Company currently expects revenues for the third quarter of 2009 in the range of $138 million to $144 million and earnings, excluding special charges, to be in the range of $0.26 to $0.33 per diluted share.

“During the downturn, we are working hard to cut costs, reduce inventories, generate cash and maintain a high quality of earnings,” said Higgins. “We have a strong balance sheet with a significant cash position and very little debt. In addition, we have closed on a new $190 million unsecured revolving credit facility which will take us through January of 2013. We believe our balance sheet allows us to compete from a position of strength, capitalize on acquisition opportunities, and become a much stronger company for the long term.”

Conference Call Information

CIRCOR International will hold a conference call to review its financial results Thursday, July 30, 2009, at 9:00 a.m. ET. Those who wish to listen to the conference call and view the accompanying presentation slides should visit “Webcasts & Presentations” in the “Investor Relations” portion of the CIRCOR website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

CIRCOR INTERNATIONAL, INC. — 25 CORPORATE DRIVE, SUITE 130 — BURLINGTON, MA 01803 — 781-270-1200 — WWW.CIRCOR.COM

Press Release

Use of Non-GAAP Financial Measures

Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow, are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve both known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to prospects for both the Energy and Instrumentation and Thermal Fluid Controls segments, the Company’s ability to compete from a position of strength, capitalize on acquisition opportunities, and become a much stronger company for the long term, and CIRCOR’s future performance, including third-quarter revenue and earnings guidance. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc. CIRCOR International, Inc. provides valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets. With more than 9,000 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems. The Company also plans to leverage its strong balance sheet to acquire complementary businesses.

CIRCOR INTERNATIONAL, INC. — 25 CORPORATE DRIVE, SUITE 130 — BURLINGTON, MA 01803 — 781-270-1200 — WWW.CIRCOR.COM

Press Release

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Six Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Net revenues	$164,535	$206,605	$340,182	$383,180
Cost of revenues	116,032	139,698	235,660	261,383

GROSS PROFIT	48,503	66,907	104,522	121,797
Selling, general and administrative expenses	34,242	37,407	68,340	71,552
Asbestos charges	3,442	2,010	11,705	3,085
Special charges (income)	—	—	(1,135)	160

OPERATING INCOME	10,819	27,490	25,612	47,000

Other (income) expense:
Interest income	(167)	(305)	(314)	(506)
Interest expense	208	282	386	629
Other (income) expense, net	(267)	248	(449)	648

Total other (income) expense	(226)	225	(377)	771

INCOME BEFORE INCOME TAXES	11,045	27,265	25,989	46,229
Provision for income taxes	3,313	8,840	7,797	14,909

NET INCOME	$7,732	$18,425	$18,192	$31,320

Earnings per common share:
Basic	$0.46	$1.09	$1.07	$1.87
Diluted	$0.45	$1.08	$1.07	$1.85

Weighted average common shares outstanding:
Basic	16,970	16,829	16,944	16,756
Diluted	17,066	17,053	17,040	16,965

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Six Months Ended
	June 28, 2009	June 29, 2008
OPERATING ACTIVITIES
Net income	$18,192	$31,320
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,084	5,851
Amortization	1,249	1,332
Compensation expense of stock-based plans	1,585	2,642
Tax effect of share based compensation	403	(1,639)
Loss on sale of assets held for sale	—	1
Gain on disposal of property, plant and equipment	(33)	(60)

Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	16,791	(13,668)
Inventories	27,371	(1,039)
Prepaid expenses and other assets	701	(3,044)
Accounts payable, accrued expenses and other liabilities	(56,594)	12,015

Net cash provided by operating activities	15,749	33,711

INVESTING ACTIVITIES
Additions to property, plant and equipment	(4,501)	(6,267)
Proceeds from disposal of property, plant and equipment	43	162
Proceeds from sale of assets held for sale	—	311
Purchase of ST investments	(214,925)	(91,346)
Proceeds from sale of ST investments	201,826	69,306
Business acquisitions, net of cash acquired	(7,510)	(7,263)

Net cash used in investing activities	(25,067)	(35,097)

FINANCING ACTIVITIES
Proceeds from debt borrowings	64,187	54,505
Payments of debt	(68,545)	(53,294)
Dividends paid	(1,294)	(1,257)
Proceeds from the exercise of stock options	36	2,275
Tax effect of share based compensation	(403)	1,639

Net cash (used in) provided by financing activities	(6,019)	3,868

Effect of exchange rate changes on cash and cash equivalents	902	1,691

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(14,435)	4,173
Cash and cash equivalents at beginning of year	47,473	34,662

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$33,038	$38,835

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	June 28, 2009	December 31, 2008
ASSETS
Current Assets:
Cash & cash equivalents	$33,038	$47,473
Short-term investments	48,344	34,872
Trade accounts receivable, less allowance for doubtful accounts of $1,875 and $1,968, respectively	125,693	134,731
Inventories	161,649	183,291
Prepaid expenses and other current assets	7,722	3,825
Deferred income taxes	14,395	12,396
Insurance receivable	7,426	6,081
Assets held for sale	—	1,015

Total Current Assets	398,267	423,684

Property, Plant and Equipment, net	86,277	82,843

Other Assets:
Goodwill	34,983	32,092
Intangibles, net	43,882	42,123
Non-current insurance receivable	—	4,684
Other assets	2,155	2,597

Total Assets	$565,564	$588,023

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$58,701	$94,421
Accrued expenses and other current liabilities	48,445	69,948
Accrued compensation and benefits	18,751	22,604
Asbestos liability	13,182	9,310
Income taxes payable	17,436	9,873
Notes payable and current portion of long-term debt	227	622

Total Current Liabilities	156,742	206,778

Long-Term Debt, net of current portion	11,824	12,528
Deferred Income Taxes	4,379	3,496
Long-Term Asbestos Liability	11,836	9,935
Other Non-Current Liabilities	23,187	21,664
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 16,973,623 and 16,898,497 issued and outstanding, respectively	170	169
Additional paid-in capital	248,162	247,196
Retained earnings	99,948	83,106
Accumulated other comprehensive income	9,316	3,151

Total Shareholders’ Equity	357,596	333,622

Total Liabilities and Shareholders’ Equity	$565,564	$588,023

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended		Six Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
ORDERS
Instrumentation & Thermal Fluid Controls	$96,471	$101,002	$172,525	$212,168

Energy Products	72,886	96,877	118,706	222,736

Total orders	$169,357	$197,879	$291,231	$434,904

	June 28, 2009	June 29, 2008
BACKLOG
Instrumentation & Thermal Fluid Controls	$178,841	$164,259

Energy Products	121,531	281,714

Total backlog	$300,372	$445,973

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2008					2009
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	YTD
NET REVENUES

Instrumentation & Thermal Fluid Controls (TFC)	$88,450	$98,867	$96,298	$94,499	$378,114	$86,340	$87,721	$174,061
Energy Products	88,125	107,738	112,382	107,457	415,702	89,307	76,814	166,121

Total	176,575	206,605	208,680	201,956	793,816	175,647	164,535	340,182

ADJUSTED OPERATING MARGIN

Instrumentation & TFC (excl. special & asbestos charges)	12.5%	12.6%	12.3%	11.2%	12.1%	12.9%	11.8%	12.4%
Energy Products (excl. special charges)	16.2%	20.4%	23.2%	20.1%	20.2%	18.1%	12.3%	15.4%
Segment operating income (excl. special & asbestos charges)	14.4%	16.6%	18.1%	15.9%	16.3%	15.5%	12.1%	13.9%
Corporate expenses (excl. special & asbestos charges)	-2.6%	-2.4%	-2.4%	-3.0%	-2.6%	-3.1%	-3.4%	-3.2%
Adjusted Operating Income	11.7%	14.3%	15.7%	12.9%	13.7%	12.5%	8.7%	10.6%
Asbestos charges (attributable to Instrumentation & TFC)	-0.6%	-1.0%	-1.8%	-0.7%	-1.0%	-4.7%	-2.1%	-3.4%
Special charges	-0.1%	0.0%	0.0%	-70.0%	-17.8%	0.6%	0.0%	0.3%
Total operating margin	11.0%	13.3%	13.9%	-57.8%	-5.1%	8.4%	6.6%	7.5%

ADJUSTED OPERATING INCOME

Instrumentation & TFC (excl. special & asbestos charges)	11,069	12,451	11,803	10,558	45,881	11,116	10,389	21,505
Energy Products (excl. special charges)	14,303	21,938	26,023	21,556	83,820	16,169	9,461	25,630

Segment operating income (excl. special & asbestos charges)	25,372	34,389	37,826	32,114	129,701	27,285	19,850	47,135
Corporate expenses (excl. special & asbestos charges)	(4,628)	(4,890)	(5,001)	(6,042)	(20,561)	(5,365)	(5,589)	(10,954)

Adjusted Operating Income	20,744	29,499	32,825	26,072	109,140	21,920	14,261	36,181

Asbestos charges (attributable to Instrumentation & TFC)	(1,075)	(2,009)	(3,810)	(1,417)	(8,311)	(8,263)	(3,442)	(11,705)
Special charges	(160)	—	—	(141,297)	(141,457)	1,135	—	1,135

Total operating income	19,509	27,490	29,015	(116,642)	(40,628)	14,792	10,819	25,611

INTEREST (EXPENSE) INCOME, NET	(145)	23	182	120	180	(32)	(41)	(73)
OTHER (EXPENSE) INCOME, NET	(401)	(248)	(11)	390	(270)	183	267	450

PRETAX INCOME	18,963	27,265	29,186	(116,132)	(40,718)	14,943	11,045	25,988
PROVISION FOR INCOME TAXES	(6,068)	(8,840)	(9,413)	6,024	(18,297)	(4,483)	(3,313)	(7,796)

EFFECTIVE TAX RATE	32.0%	32.4%	32.3%	5.2%	-44.9%	30.0%	30.0%	30.0%
NET INCOME	$12,895	$18,425	$19,773	$(110,108)	$(59,015)	$10,460	$7,732	$18,192

Weighted Average Common Shares Outstanding (Diluted)	16,872	17,053	17,068	16,897	16,817	17,014	17,066	17,040

EARNINGS PER COMMON SHARE (Diluted)	$0.76	$1.08	$1.16	$(6.52)	$(3.51)	$0.61	$0.45	$1.07

EBIT	$19,108	$27,242	$29,004	$(116,252)	$(40,898)	$14,975	$11,086	$26,061
Depreciation	2,874	2,977	3,001	2,696	11,548	2,839	3,245	6,084
Amortization of intangibles	656	676	680	613	2,625	622	627	1,249

EBITDA	$22,638	$30,895	$32,685	$(112,943)	$(26,725)	$18,436	$14,958	$33,394

EBITDA AS A PERCENT OF SALES	12.8%	15.0%	15.7%	-55.9%	-3.4%	10.5%	9.1%	9.8%

CAPITAL EXPENDITURES	$2,851	$3,433	$3,878	$4,810	$14,972	$2,576	$1,925	$4,501

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2008					2009
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	YTD
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$(5,366)	$31,536	$(2,062)	$23,216	$47,324	$(7,928)	$17,882	$9,954
ADD: Capital expenditures	2,851	3,433	3,878	4,810	14,972	2,576	1,925	4,501
Dividends paid	626	631	631	634	2,522	657	637	1,294

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(1,889)	$35,600	$2,447	$28,660	$64,818	$(4,695)	$20,444	$15,749

NET (CASH) DEBT [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$(21,709)	$(46,796)	$(42,029)	$(69,195)	$(69,195)	$(49,519)	$(69,331)	$(69,331)
ADD:
Cash & cash equivalents	42,690	38,835	35,177	47,473	47,473	36,113	33,038	33,038
Investments	4,036	31,590	29,376	34,872	34,872	36,991	48,344	48,344

TOTAL DEBT	$25,017	$23,629	$22,524	$13,150	$13,150	$23,585	$12,051	$12,051

DEBT AS % OF EQUITY	6%	5%	5%	4%	4%	7%	3%	3%

TOTAL DEBT	25,017	23,629	22,524	13,150	13,150	23,585	12,051	12,051

TOTAL SHAREHOLDERS’ EQUITY	446,379	465,958	470,888	333,622	333,622	341,860	357,596	357,596

EBIT [NET INCOME LESS INTEREST EXPENSE, NET]	$19,108	$27,242	$29,004	$(116,252)	$(40,898)	$14,975	$11,086	$26,061
LESS:
Interest expense, net	(145)	23	182	120	180	(32)	(41)	(73)
Provision for income taxes	(6,068)	(8,840)	(9,413)	6,024	(18,297)	(4,483)	(3,313)	(7,796)

NET INCOME	$12,895	$18,425	$19,773	$(110,108)	$(59,015)	$10,460	$7,732	$18,192

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]	$22,638	$30,895	$32,685	$(112,943)	$(26,725)	$18,436	$14,958	$33,394
LESS:
Interest expense, net	(145)	23	182	120	180	(32)	(41)	(73)
Depreciation	(2,874)	(2,977)	(3,001)	(2,696)	(11,548)	(2,839)	(3,245)	(6,084)
Amortization	(656)	(676)	(680)	(613)	(2,625)	(622)	(627)	(1,249)
Provision for income taxes	(6,068)	(8,840)	(9,413)	6,024	(18,297)	(4,483)	(3,313)	(7,796)

NET INCOME	$12,895	$18,425	$19,773	$(110,108)	$(59,015)	$10,460	$7,732	$18,192

ADJUSTED INCOME, EXCLUDING SPECIAL CHARGES, NET OF TAX	$13,004	$18,425	$19,773	$19,026	$70,228	$9,666	$7,732	$17,398
LESS:
Special charges, net of tax	(109)	—	—	(129,134)	(129,243)	794	—	794

NET INCOME	$12,895	$18,425	$19,773	$(110,108)	$(59,015)	$10,460	$7,732	$18,192

ADJUSTED WEIGHTED AVERAGE SHARES	16,872	17,053	17,068	17,010	17,005	17,014	17,066	17,040

Adjustment for anti-dilutive conversion of shares	—	—	—	113	188	—	—

Weighted average common shares outstanding (diluted)	16,872	17,053	17,068	16,897	16,817	17,014	17,066	17,040

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL CHARGES, NET OF TAX	$0.77	$1.08	$1.16	$1.12	$4.13	$0.57	$0.45	$1.02

LESS: Special Charges, net of tax impact on EPS	$(0.01)	$—	$—	$(7.64)	$(7.64)	$0.05	$—	$0.05

EARNINGS PER COMMON SHARE (Diluted)	$0.76	$1.08	$1.16	$(6.52)	$(3.51)	$0.61	$0.45	$1.07